UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2010

Regal Entertainment Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 17, 2010, the Company issued a press release announcing that, as a result of unfavorable market conditions, it has postponed the previously announced public offering by its indirect wholly-owned subsidiary, Regal Cinemas Corporation, of $250 million in aggregate principal amount of its 8.625% senior notes due 2019.  The full text of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Regal Entertainment Group press release dated May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: May 17, 2010	By:	/s/ Peter B Brandow
	Name:	Peter B. Brandow
	Title:	Exec. VP, General Counsel & Secretary

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Regal Entertainment Group press release dated May 17, 2010